Exhibit 99.1

Tuesday Morning Announces Voluntary Delisting from the Nasdaq Capital Market

DALLAS, December 23, 2022 – Tuesday Morning Corporation (NASDAQ: TUEM) (“Tuesday Morning” or the “Company”), a leading off-price retailer of home goods and décor, today announced that it has notified The Nasdaq Stock Market LLC (“Nasdaq”) of the Company’s decision to voluntarily delist its common stock from the Nasdaq Capital Market and its intent to file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) on or about January 2, 2023. As a result, the Company expects the delisting of its common stock to become effective on or about January 12, 2023.

As previously disclosed in the Company’s Current Report on Form 8-K filed on November 10, 2022, the Company’s Audit Committee was reduced to two members in connection with the appointment of Andrew Berger as the Company’s new Chief Executive Officer. Accordingly, the Company currently is not compliant with Nasdaq Listing Rule 5605(c)(2), which requires that the audit committee of a Nasdaq listed company consist of at least three members, each of whom is an independent director pursuant to the Nasdaq Listing Rules. On November 7, 2022, the Company notified Nasdaq of Mr. Berger’s appointment as Chief Executive Officer and resignation from the Audit Committee and the resulting non-compliance with Nasdaq Listing Rule 5605(c)(2). The Company also received a letter from Nasdaq indicating the Company was not in compliance with Nasdaq Listing Rule 5605 and noting that the Company would, in accordance with Nasdaq Listing Rule 5605(c)(4)(B), have a cure period until the earlier of its next annual meeting of shareholders or May 3, 2023 to regain compliance.

The delisting is the first step in a longer-term plan for the Company to deregister as a public reporting company and terminate its obligations to make filings with the Securities and Exchange Commission (the “SEC”). Assuming certain conditions to deregistration are satisfied, including the Company having fewer than 300 record holders of its stock as of the beginning of its next fiscal year on July 3, 2023, the Company expects the deregistration would be complete in September 2023.

The Company’s Board of Directors made the decision to delist and deregister the Company following careful consideration of its current financial situation. Due to a number of factors, including lower than forecast sales, increased insurance costs and costs relating to the separation with senior Company executives in November 2022, the Company is facing near-term capital constraints and is actively seeking to raise additional capital. With the Company’s liquidity position and the potential benefits of listing in mind, the Board of Directors has determined that the voluntary delisting of the Company’s common stock is in the best interests of the Company and its stockholders.

The Company believes a delisting and deregistration provide several benefits to the Company and its stockholders, including:

•	Flexibility in raising capital to solidify its liquidity position;

•	Lower operating costs and management time commitment for compliance and reporting activities;

•	The potential for lower regulatory and operating expenses; and

•	Simplified corporate governance structure.

The Company anticipates that its common stock will be quoted on the Pink Sheets platform or other market operated by OTC Markets Group Inc. (the “OTC”), and it currently intends to continue to provide information to its stockholders and to take such actions within its control to enable its common stock to be quoted in the Pink Sheets or on another OTC market so that a trading market may continue to exist for its common stock. There is no guarantee, however, that a broker will continue to make a market in the common stock and that trading of the common stock will continue on an OTC market or otherwise.

About Tuesday Morning

Tuesday Morning Corporation is one of the original off-price retailers specializing in name-brand, high-quality products for the home, including upscale home textiles, home furnishings, housewares, gourmet food, toys and seasonal décor, at prices generally below those found in boutique, specialty and department stores, catalogs and on-line retailers. Based in Dallas, Texas, the Company opened its first store in 1974 and currently operates 487 stores in 40 states. More information and a list of store locations may be found on the Company's website at www.tuesdaymorning.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements, which are based on management’s current expectations, estimates and projections. Forward-looking statements include statements regarding management’s plans and strategies, execution of management’s plans and strategies and future financial performance. The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.

Reference is hereby made to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, "Item 1A. Risk Factors" of the Company's most Annual Report on Form 10-K for the fiscal year ended July 2, 2022 for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: the effects and length of the COVID-19 pandemic; changes in economic and political conditions which may adversely affect consumer spending; our ability to identify and respond to changes in consumer trends and preferences; our ability to mitigate reductions of customer traffic in shopping centers where our stores are located; increases in the cost or a disruption in the flow of our products, including the extent and duration of the ongoing impacts to domestic and international supply chains from the COVID-19 pandemic; impacts to general economic conditions and supply chains from the disruption in Europe; impacts of inflation and increasing interest rates; any inability to effectively launch our proposed e-commerce platform or to realize anticipated benefits from the proposed Pier 1 licensing arrangement; our ability to continuously attract buying opportunities for off-price merchandise and anticipate consumer demand; our ability to obtain merchandise on varying payment terms; our ability to successfully manage our inventory balances profitably; our ability to effectively manage our supply chain operations; loss of, disruption in operations of, or increased costs in the operation of our distribution center facility; our ability to generate sufficient cash flows, maintain compliance with our debt agreements and continue to access the capital markets; unplanned loss or departure of one or more members of our senior management or other key management; increased or new competition; our ability to maintain and protect our information technology systems and technologies and related improvements to support our growth; increases in fuel prices and changes in transportation industry regulations or conditions; changes in federal tax policy including tariffs; the success of our marketing, advertising and promotional efforts; our ability to attract, train and retain quality employees in appropriate numbers, including key employees and management; increased variability due to seasonal and quarterly fluctuations; our ability to protect the security of information about our business and our customers, suppliers, business partners and employees; our ability to comply with existing, changing and new government regulations; our ability to manage risk to our corporate reputation from our customers, employees and other third parties; our ability to manage litigation risks from our customers, employees and other third parties; our ability to manage risks associated with product liability claims and product recalls; the impact of adverse local conditions, natural disasters and other events; our ability to manage the negative effects of inventory shrinkage; our ability to manage exposure to unexpected costs related to our insurance programs; increased costs or exposure to fraud or theft resulting from payment card industry related risk and regulations; our ability to meet all applicable requirements for continued listing of our common stock on The Nasdaq Stock Market, including the minimum bid requirement of $1.00 per share; and our ability to remediate our material weakness in internal control over financial reporting and to maintain an effective system of internal controls over financial reporting. The Company’s filings with the SEC are available at the SEC’s web site at www.sec.gov.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, the Company disclaims obligations to update any forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events. Investors are cautioned not to place undue reliance on any forward-looking statements.

INVESTOR RELATIONS:

Caitlin Churchill
ICR
203-682-8200
Caitlin.Churchill@icrinc.com